EXHIBIT 21.1

CREDENCE SYSTEMS CORPORATION

SUBSIDIARIES OF THE COMPANY

The following are certain wholly-owned or majority-owned direct or indirect subsidiaries of Credence Systems Corporation as of December 31, 2006:

Credence Capital Corporation, a California corporation;

Credence Europa Limited, a private limited company in the United Kingdom;

Credence Systems (UK) Limited, a privately limited company in the United Kingdom;

Credence International Limited, Inc., a Delaware corporation;

Credence Systems KK, a Japanese company;

Credence Korea Ltd., a South Korea company;

Credence Systems GmbH, a German corporation;

NPTest International Ltd., a British Virgin Islands limited company;

Credence Systems (Philippines) Inc., a Philippines corporation;

NPTest (Philippines) Inc., a Philippines corporation;

Credence Systems Pte Ltd., a Singapore limited company;

Credence Systems (Malaysia) Sdn BhD, a Malaysian limited company;

NPTest UK Ltd., a United Kingdom limited company;

Credence Italia SRL, an Italian company; and

Credence France SAS, a French company.